EXHIBIT 10.3

FIRST AMENDMENT TO THE

REGISTRATION RIGHTS AGREEMENT

BY AND BETWEEN

COMPUTER SOFTWARE INNOVATIONS, INC.

AND BARRON PARTNERS LP

This First Amendment (this “Amendment”) to that certain Registration Rights Agreement (the “Agreement”) by and between Computer Software Innovations, Inc., a Delaware corporation formerly known as VerticalBuyer, Inc. (the “Company”) and Barron Partners LP, a Delaware limited partnership (the “Investor”) originally executed as of February 10, 2005, is made and entered into as of this 7th day of November, 2005.

RECITALS

WHEREAS, the Company and the Investor entered into the Agreement to provide the Investor with a mechanism that would permit it to sell Shares in the absence of certain restrictions on resale under the 1933 Act; and

WHEREAS, the Company and the Investor have agreed to modify certain terms of the Agreement, including, among other things, the liquidated damages provisions contained therein; and

WHEREAS, the Company and Barron (being the holder of all of the Registrable Securities) wish to enter into this Amendment pursuant to Section 8.1 of the Agreement to evidence such modifications to the Agreement.

AGREEMENT

NOW THEREFORE, FOR AND IN CONSIDERATION of the mutual premises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby amend the Agreement as follows:

1. Definitions. Terms used herein and not defined that are defined in the Agreement shall have for the purposes hereof the respective meanings set forth therein.

2. Amendments to the Registration Rights Agreement. The Agreement shall be amended as follows:

(a) Section 1.2 is deleted in its entirety and replaced with the following:

1.2 Superseder. This Agreement, as amended by the First Amendment thereto dated November 7, 2005 (the “First Amendment”), to the extent that it is inconsistent with any other instrument or understanding among the parties governing the subject matter of this Agreement, shall supersede such instrument or understanding to the fullest extent permitted by law. A copy of this Agreement (including the First Amendment) shall be filed at the Company’s principal office.

(b) Section 2.1 is deleted in its entirety and replaced with the following:

2.1 “Registrable Securities” means and includes the Shares underlying the Preferred Stock and the Warrants issued pursuant to the Preferred Stock Purchase Agreement and the Warrants, and any Shares underlying any additional shares of Preferred Stock issued pursuant to Section 2.8 hereof. As to any particular Registrable Securities, such securities will cease to be Registrable Securities when (a) they have been effectively registered under the 1933 Act and disposed of in accordance with the registration statement covering them, (b) they are or may be freely traded without registration pursuant to Rule 144 under the 1933 Act (or any similar provisions that are then in effect), or (c) they have been otherwise transferred and new certificates for them not bearing a restrictive legend have been issued by the Company and the Company shall not have “stop transfer” instructions against them. “Shares” shall mean, collectively, the shares of Common Stock of the Company issuable upon conversion of the Preferred Stock issued pursuant to the Preferred Stock Purchase Agreement, those shares of Common Stock of the Company issuable to the Investor upon exercise of the Warrants, and those shares of Common Stock issuable upon conversion of any additional Shares of Preferred Stock issued pursuant to Section 2.8 hereof.

(c) Section 2.2 is deleted in its entirety and replaced with the following:

2.2 Registration of Registrable Securities. The Company shall prepare and file within forty-five (45) days following the Closing Date (the “Filing Date”) a registration statement (including any separate registration statement substituted therefor with the consent of Investor, the “Registration Statement”) covering the resale of the Registrable Securities. The Company shall use its best efforts to cause the Registration Statement to be declared effective by the SEC on the earlier of (i) 120 days following the Closing Date with respect to the Registration Statement, (ii) ten (10) days following the receipt of a “No Review” or similar letter from the SEC or (iii) the first business day following the day the SEC determines the Registration Statement eligible to be declared effective (the “Required Effectiveness Date”). Nothing contained herein shall be deemed to limit the number of Registrable Securities to be registered by the Company hereunder. As a result, should the Registration Statement not relate to the maximum number of Registrable Securities acquired by (or potentially acquirable by) the holders of the Preferred Stock and Warrants issued to the Investor pursuant to the Preferred Stock Purchase Agreement or this Agreement, the Company shall be required to promptly file a separate registration statement (utilizing Rule 462 promulgated under the Exchange Act, where applicable) relating to such

Registrable Securities which then remain unregistered. The provisions of this Agreement shall relate to any such separate registration statement as if it were an amendment to the Registration Statement.

(d) Section 2.8 is deleted in its entirety and replaced with the following:

2.8 Liquidated Damages. If, (i) after 120 days following the Closing Date, the Company does not register the Registrable Securities pursuant to the requirements of Section 2.2 herein, or (ii) the Registration Statement filed pursuant to Section 2.2 herein is not declared effective, or (iii) the Registrable Securities are registered pursuant to an effective Registration Statement and such Registration Statement or other Registration Statement including the Registrable Securities is not effective in the period from 120 days following the Closing Date through two years following the Closing Date, the Company shall, for each such day, issue to the Purchaser, as liquidated damages (“Liquidated Damages”) and not as a penalty, 2,472 shares of Preferred Stock, and for any such day, such issuance shall be effected no later than the tenth business day of the calendar month next succeeding the month in which such day occurs. In addition, if the Company has not filed a registration statement within the forty-five (45) day period following the Closing Date as specified in 2.2, the Company shall, for each such day after forty-five (45) days following the Closing Date and until the filing of a registration statement, issue to the Purchaser, as liquidated damages and not as a penalty, 2,472 shares of Preferred Stock; and for any such day, such issuance shall be effected no later than the tenth business day of the calendar month next succeeding the month in which such day occurs.

The foregoing provisions notwithstanding, the Company shall not be subject to Liquidated Damages with respect to clause (iii) above for (x) any day during a Black-Out Period, or (y) any day during which the Registration Statement is not effective following the filing of an amendment thereto by the Company on advice of counsel that such filing is required to disclose any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (an “Amendment Day”); provided, however, that (i) the Company shall have the benefit of no more than forty-five (45) Amendment Days during any 12-month period, (ii) the Company shall exercise its good faith best efforts to promptly file any such amendment and to cause it to be declared effective by the SEC as soon as reasonably practicable, and (iii) for the purposes of this Agreement, any such amendment shall be deemed a continuation and modification to the Registration Statement to which it relates and not new Registration Statement.

The parties agree that the only damages payable for a violation of the terms of this Agreement with respect to which liquidated damages are expressly provided shall be such liquidated damages in the form of shares of Preferred Stock. Nothing shall preclude the Investor from pursuing or obtaining specific performance or other equitable relief with respect to this Agreement.

The parties hereto agree that the liquidated damages provided for in this Section 2.8 constitute a reasonable estimate of the damages that may be incurred by the Investor by reason of the failure of the Registration Statement to be filed or declared effective in accordance with the provisions hereof.

The obligation of the Company terminates when the holder of initial Registrable Securities no longer holds more than twenty percent (20%) of its initial Registrable Securities.

3. Integration; Confirmation. On and after the effective date of this Amendment, each reference (i) in the Registration Rights Agreement to “this Agreement,” “herein,” “hereunder,” or words of similar import, or (ii) in the Preferred Stock Purchase Agreement to the “Registration Rights Agreement,” shall be deemed a reference to the Registration Rights Agreement as amended by this Amendment. Except as expressly modified by this Amendment, all other terms and conditions of the Agreement shall continue in full force and effect and unchanged and are hereby confirmed in all respects. No novation is intended.

4. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of and be enforceable by the parties hereto. In addition, and whether or not any express assignment shall have been made, the provisions of this Amendment which are for the benefit of the parties hereto other than the Company shall also be for the benefit of and enforceable by any subsequent holder of any Registrable Securities. Each of the Holders of the Registrable Securities agrees, by accepting any portion of the Registrable Securities after the date hereof, to the provisions of this Amendment.

5. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, all of which taken together shall constitute a single integrated agreement with the same effect as if the signatures thereto and hereto were upon the same instrument.

6. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to applicable principles of conflicts of law.

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the undersigned have executed this First Amendment to the Registration Rights Agreement as of the day and year first set forth above.

COMPUTER SOFTWARE INNOVATIONS, INC.,
A Delaware Corporation

By:	/s/ Nancy K. Hedrick
Name:	Nancy K. Hedrick
Its:	President and Chief Executive Officer

BARRON PARTNERS LP,
A Delaware Limited Partnership

By:	Barron Capital Advisors LLC,
Its:	General Partner

By:	/s/ Andrew Barron Worden
Name:	Andrew Barron Worden
Its:	Managing Member